CUSIP No. 338735 10 3	SCHEDULE 13D	Page 11 of 11

EXHIBIT 1
JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date: January 11, 2010

CENGIZ SEARFOSS

/s/ Cengiz Searfoss
Cengiz Searfoss

JENNIFER SEARFOSS

/s/ Jennifer Searfoss
Jennifer Searfoss

EROL SEARFOSS

/s/ Erol Searfoss
Erol Searfoss

RANA SEARFOSS

/s/ Rana Searfoss
Rana Searfoss